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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-) of Triumph Group, Inc. pertaining to the Triumph Group, Inc. 1996 Stock Option Plan of our report dated April 21, 2000 (except for Note 18, as to which the date is May 31, 2000), with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
November 9, 2000